UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 2, 2017

SELECT MEDICAL HOLDINGS CORPORATION
SELECT MEDICAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware Delaware	001-34465 001-31441	20-1764048 23-2872718
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4714 Gettysburg Road, P.O. Box 2034

Mechanicsburg, PA 17055

(Address of principal executive offices)  (Zip Code)

(717) 972-1100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether either registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if either registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07      Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders (the “Annual Meeting”) of Select Medical Holdings Corporation (the “Company”) was held on May 2, 2017.  At the Annual Meeting, the Company’s stockholders approved four proposals.  The proposals below are described in the Company’s definitive proxy statement dated March 8, 2017.  The results are as follows:

Proposal 1: The Election of Four Class II Directors to the Board of Directors

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Bryan C. Cressey	117,063,484	6,802,346	51,156	3,854,695
Robert A. Ortenzio	118,628,295	5,237,535	51,156	3,854,695
Harold L. Paz	120,421,932	3,443,898	51,156	3,854,695
Leopold Swergold	119,881,863	3,983,956	51,167	3,854,695

Proposal 2:  Non-Binding Advisory Vote on the Compensation of the Company’s Named Executive Officers

Votes For	Votes Against	Abstentions	Broker Non-Votes
120,816,753	2,998,611	101,622	3,854,695

Proposal 3:  Non-Binding Advisory Vote on the Frequency of the Non-Binding Advisory Vote on the Compensation of the Company’s Named Executive Officers

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
106,371,018	24,499	17,468,777	52,692	3,854,695

Proposal 4:  Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2017

Votes For	Votes Against	Abstentions	Broker Non-Votes
127,294,170	414,350	63,161	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

SELECT MEDICAL HOLDINGS CORPORATION
SELECT MEDICAL CORPORATION

Date: May 3, 2017	By:	/s/ Michael E. Tarvin
Michael E. Tarvin
Executive Vice President, General Counsel and
Secretary